UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2016 (March 16, 2016)

GENSPERA, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-55331	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2511 N Loop 1604 W, Suite 204

San Antonio, TX 78258

(Address of Principal Executive Offices)

210-479-8112

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Principal Executive Officer and Principal Accounting and Financial Officer

On March 16, 2016, GenSpera, Inc. (“Company”) received from Dr. Craig Dionne, the Company’s Principal Executive and Accounting Officer, his Notice of Termination (“Notice”). Pursuant to Dr. Dionne’s employment agreement, the termination is effective immediately.

Subsequently, on March 21, 2016, Dr. Dionne tendered his resignation from the Company’s Board of Directors (“Board”) and as chairman of the Board. On March 22, 2016, the Board appointed Peter Grebow, Ph.D, one of the Company’s independent Board members, as interim chairman of the Board.

Appointment of Interim Principal Executive and Accounting Officer

On March 17, 2016, the Board appointed Russell Richerson, the Company’s current Chief Operating Officer and Secretary, as interim Principal Executive and Accounting Officer.

Russell Richerson, PhD, age 64, has served as our Chief Operating Officer and Secretary since July of 2007. Dr. Richerson has over 34 years of experience in the biotechnology/diagnostics industry, including 11 years at Abbott Laboratories in numerous management roles. Most recently, he has served as Vice President of Diagnostic Research and Development at Prometheus Laboratories (2001 - 2004) and then as Chief Operating Officer of the Molecular Profiling Institute (2005 - 2008). Dr. Richerson also served as Vice President of Operations of International Genomics Consortium (IGC) from 2005 to 2008. Between August of 2011 and March of 2015, Dr. Richerson served on the IGC board of directors. Dr. Richerson received his BS in 1974 from Louisiana State University, Baton Rouge, Louisiana and his PhD in 1983 from the University of Texas at Austin.

Item 8.01	Other Events.

On March 22, 2016, the Company issued a press release announcing the departure of Dr. Dionne. A copy of the press release is attached to this report as Exhibit 99.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.01	Press Release dated March 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2016

GenSpera, Inc.

By:	/s/ Russell Richerson
Russell Richerson
Chief Operating Officer and Interim Chief Executive and Accounting Officer

INDEX OF EXHIBITS

Exhibit No.	Description
99.01	Press Release dated March 22, 2016.